CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-297443 on Form S-6 of our report dated September 23, 2026, relating to the financial statement of FT 13184, comprising Vest Nasdaq 100 Buffered 20 Portfolio, Series 44, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 23, 2026